UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2017

Goldman Sachs Middle Market Lending Corp.

(Exact name of registrant as specified in charter)

Delaware	000-55746	81-2506508
(State or other jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York		10282
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 902-0300

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 24, 2017, Goldman Sachs Middle Market Lending Corp. (the “Company”) issued 3,226,393 shares of common stock for an aggregate offering price of $61,928,673 in connection with a previously issued capital call drawdown notice. These shares of common stock were issued pursuant to subscription agreements with several investors providing for the private placement of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldman Sachs Middle Market Lending Corp.

Date: March 28, 2017	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Financial Officer and Treasurer